EXHIBIT 5.1

October 7, 2005	Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019-5820 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrownrowe.com
TAL International Group, Inc. 100 Manhattanville Road Purchase, New York 10577
Re: Registration Statement on Form S-1 File No. 333-126317

Ladies and Gentlemen:

We have acted as special counsel to TAL International Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1, File No. 333-126317 (the "Registration Statement"), relating to the proposed underwritten public offering by the Company of up to 11,500,000 shares (the "Primary Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") and the sale by certain selling stockholders of up to 1,725,000 shares (the "Secondary Shares") of Common Stock subject to an over-allotment option.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that (i) the Primary Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Secondary Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion and make no representation with respect to the law of any other jurisdiction.

Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP

October 7, 2005

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement involved with the transactions. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP